Exhibit 99.2
SCHEDULE 13D/A

CUSIP No.	737525105
EXHIBIT 2
10B5-1 TRADING PLAN
Sales Plan
          Sales Plan, dated as of the date set forth on the signature page hereto (the “Sales Plan”), between SP Opportunity Partners IV, LP (f/k/a Alerian Opportunity Partners IV, LP), SP Opportunity Partners IX, LP (f/k/a Alerian Opportunity Partners IX, LP), SCM Capital Partners LP (f/k/a Alerian Capital Partners, LP) and SP Focus Partners, LP (f/k/a Alerian Focus Partners, LP) (each, a “Seller” and collectively, the “Sellers”) and Goldman, Sachs & Co. (“Broker”).
          WHEREAS, Sellers desire to establish the Sales Plan to sell shares of common stock, par value $.01 per share (the “Stock”), of PostRock Energy Corporation, a Delaware corporation (the “Issuer”), in accordance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as further set forth herein;
          NOW, THEREFORE, Sellers and Broker hereby agree as follows:
1. Broker shall effect one or more sales (each a “Sale”) of shares of Stock (the “Shares”) as further set forth on the attached Annex A to this Sales Plan with respect to each Seller. All orders will be deemed day orders only and not held unless otherwise specified on Annex A.
2. This Sales Plan shall become effective as of the date hereof and shall terminate on the earliest to occur of (a) October 18, 2011, (b) the date on which Broker has sold all Shares specified on Annex A or (c) the date that this Sales Plan is terminated in accordance with paragraph 11 below.
3. Sellers understand that Broker may effect Sales hereunder jointly with orders for other sellers of Stock of the Issuer and that the average price for executions resulting from bunched orders will be assigned to each Seller’s account.
4. Sellers represent and warrant that Sellers are not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and are entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.
5. It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c). Sellers have consulted with their own advisors as to the legal and tax aspects of their adoption and implementation of this Sales Plan.
6. Sellers represent that the Shares are “restricted securities” and/or that Sellers may be deemed “affiliates” of the Issuer as those terms are defined under Rule 144 of the Securities Act of 1933, as amended. Sellers shall not take, and shall not cause any person or entity with which Sellers would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the Sales not to comply with Rule 144. Sellers have

SCHEDULE 13D/A

CUSIP No.	737525105
provided Broker with ten (10) executed Forms 144, which Broker will complete and file on behalf of the Sellers. Sellers understand and agree that unless otherwise agreed or instructed, Broker will generally make one Form 144 filing as necessary at the beginning of each three-month period commencing prior to the first Sale to be effected pursuant to this Sales Plan; provided that Broker may file Forms 144 more or less frequently as may be appropriate under the circumstances. Such Form 144 shall specify that the Sales are being effected in accordance with a Sales Plan intended to comply with Rule 10b5-1. Sellers agree to provide Broker with such information as is reasonably necessary for Broker accurately and timely to complete the Forms 144.
7. Sellers represent and warrant that Sellers are currently permitted to sell Stock in accordance with the Issuer’s insider trading policies and has obtained the approval of the Issuer’s counsel to enter into this Sales Plan and that, other than any Rule 144 requirements set forth herein, there are no contractual, regulatory or other restrictions applicable to the Sales contemplated under this Sales Plan that would interfere with Broker’s ability to execute Sales and effect delivery and settlement of such Sales on behalf of Sellers, other than restrictions with respect to which the Sellers have obtained all required consents, approvals and waivers. Sellers shall notify Broker immediately in the event that any of the above statements become inaccurate prior to the termination of this Sales Plan.
8. Sellers will not directly or indirectly communicate any information relating to Issuer or Issuer securities to any employee of Broker or its affiliates who is directly or indirectly involved in executing this Sales Plan at any time while this Sales Plan is in effect.
9. Sellers shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act. Broker shall provide Sellers with all necessary information with respect to Sales effected pursuant to this Sales Plan to enable Sellers to may make the foregoing filings on a timely basis.
10. Sellers understand that Broker may not effect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). Sellers also understand that even in the absence of a Blackout, Broker may be unable to effect Sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price or other market factors in effect on the date of a Sale set forth on Annex A to this Sales Plan (“Unfilled Sales”).
Broker agrees that if Issuer enters into a transaction that imposes trading restrictions on the Sellers, such as a stock offering requiring an affiliate lock-up (an “Issuer Restriction”), and if Issuer and Sellers shall provide Broker at least three (3) days’ prior notice of such trading restrictions, then Broker will cease effecting Sales under this Sales Plan until notified by Issuer and Sellers that such restrictions have terminated. All required notifications to Broker under this paragraph 10 shall be made in writing (signed by Sellers and Issuer) and confirmed by telephone as follows: (Attn: Structured Equity Solutions, c/o Control Room; Fax No. (212) 256-6533; Tel: (212) 902-1511). Broker shall resume effecting Sales in accordance with this Sales Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction. Any Unfilled Sales, and any Sales that would have been executed in accordance with the terms of Annex A but are not executed due to the existence of a Blackout or Issuer Restriction, shall be deemed to be cancelled, and shall not be effected pursuant to this Sales Plan.

SCHEDULE 13D/A

CUSIP No.	737525105
11. This Sales Plan and its enforcement, and each transaction entered into hereunder and all matters arising in connection with this Sales Plan and transactions hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law doctrine. This Sales Plan may be modified, terminated or amended only by a writing signed by the parties hereto, which the Issuer has reviewed and not objected to, and provided that any such modification, termination or amendment shall only be permitted at a time when the Sellers are otherwise permitted to effect sales under the Issuer’s trading policies and at a time when the Sellers are not aware of material nonpublic information concerning the Issuer or its securities. In the event of a modification or amendment to this Sales Plan, or in the event Sellers establish a new plan after termination of the Sales Plan, no sales shall be effected during the thirty days immediately following such modification, amendment or termination (other than Sales already provided for in this Sales Plan prior to modification, amendment or termination).
12. Sellers agree that Broker and its affiliates and their directors, officers, employees and agents (collectively, “Broker Persons”) shall not have any liability whatsoever to Sellers for any action taken or omitted to be taken in connection with this Sales Plan, the making of any Sale, or any amendment, modification or termination of this Sales Plan, unless such liability is determined in a non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or bad faith of the Broker Person. Sellers further agree to hold each Broker Person free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by such Broker Person in connection with or arising out of any suit, action or proceeding relating to this Sales Plan, any Sale, or any amendment, modification or termination of this Sales Plan (each an “Action”) and to reimburse each Broker Person for its expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of such Broker Person’s gross negligence, willful misconduct or bad faith. This paragraph 12 shall survive termination of this Sales Plan.
          IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date below.

SP Opportunity Partners IV, LP (f/k/a	Goldman, Sachs & Co.
Alerian Opportunity Partners IV, LP),	By:	/s/ Neil Kearns
SP Opportunity Partners IX, LP (f/k/a		Name: Neil Kearns
Alerian Opportunity Partners IX, LP),		Title: Managing Director
SCM Capital Partners LP (f/k/a Alerian
Capital Partners LP),
SP Focus Partners LP (f/k/a Alerian Focus
Partners LP)

By: SP Opportunity Advisors IV, LLC (f/k/a
Alerian Opportunity Advisors IV, LLC), SP
Opportunity Advisors IX, LLC (f/k/a
Alerian Opportunity Advisors IX, LLC), SP
Capital Advisors, LLC (Alerian Capital
Advisors, LLC), SP Focus Advisors, LLC
(f/k/a Alerian Focus Advisors, LLC)

SCHEDULE 13D/A

CUSIP No.	737525105

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

Date: May 18 , 2010

Acknowledged: PostRock Energy Corporation
By:	/s/ Stephen L. DeGiusti
	Name:	Stephen L. DeGiusti
	Title:	General Counsel and Secretary

SCHEDULE 13D/A

CUSIP No.	737525105
Annex A-1
SP Opportunity Partners IV, LP
Commencing on June 2, 2010, sell up to a maximum of 129,000 Shares in accordance with the following:
Sell the maximum of 486 shares or 10% of volume per day until share sale proceeds for the partnership total $322,000, subject in all cases, to available Rule 144 volume in respect of the Sellers. When proceeds exceed this threshold sales for the partnership will cease.

*    Share amounts and limit prices listed shall be increased or decreased to reflect stock splits should they occur

SP Opportunity Partners IV, LP (f/k/a	Goldman, Sachs & Co.
Alerian Opportunity Partners IV, LP)
	By:	/s/ Neil Kearns
By: SP Opportunity Advisors IV, LLC (f/ka		Name: Neil Kearns
Alerian Opportunity Advisors IV, LLC)		Title: Managing Director

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its managing member

Date: May 18, 2010

Acknowledged: PostRock Energy Corporation
By:	/s/ Stephen L. DeGiusti
	Name:	Stephen L. DeGiusti
	Title:	General Counsel and Secretary

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SCHEDULE 13D/A

CUSIP No.	737525105
Annex A-2
SP Opportunity Partners IX, LP
Commencing on June 2, 2010, sell up to a maximum of 177,000 shares in accordance with the following:
The maximum of 1363 shares or 15% of volume per day until share sale proceeds for the partnership total $442,000, subject in all cases, to available Rule 144 volume in respect of the Sellers. When proceeds exceed this threshold sales for the partnership will cease.

*    Share amounts and limit prices listed shall be increased or decreased to reflect stock splits should they occur

SP Opportunity Partners IX, LP (f/k/a	Goldman, Sachs & Co.
Alerian Opportunity Partners IX, LP)
	By:	/s/ Neil Kearns
By: SP Opportunity Advisors IX, LLC (f/k/a		Name: Neil Kearns
Alerian Opportunity Advisors IX, LLC)		Title: Managing Director

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its managing member

Date: May 18, 2010

Acknowledged: PostRock Energy Corporation
By:	/s/ Stephen L. DeGiusti
	Name:	Stephen L. DeGiusti
	Title:	General Counsel and Secretary

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SCHEDULE 13D/A

CUSIP No.	737525105
Annex A-3
SCM Captital Partners LP
Commencing on June 2, 2010, sell up to a maximum of 32,000 shares in accordance with the following:
The maximum of 81 shares or 5% of volume per day until share sale proceeds for the partnership total $79,000, subject in all cases, to available Rule 144 volume in respect of the Sellers. When proceeds exceed this threshold sales for the partnership will cease.

*    Share amounts and limit prices listed shall be increased or decreased to reflect stock splits should they occur

SCM Capital Partners LP (f/k/a Alerian	Goldman, Sachs & Co.
Capital Partners LP)
	By:	/s/ Neil Kearns
By: SP Capital Advisors, LLC (f/ka Alerian		Name: Neil Kearns
Capital Advisors, LLC)		Title: Managing Director

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its managing member

Date: May 18, 2010

Acknowledged: PostRock Energy Corporation
By:	/s/ Stephen L. DeGiusti
	Name:	Stephen L. DeGiusti
	Title:	General Counsel and Secretary

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SCHEDULE 13D/A

CUSIP No.	737525105
Annex A-4
SP Focus Partners LP
Commencing on June 2, 2010, sell up to a maximum of 13,000 shares in accordance with the following:
The maximum of 71 shares or 5% of volume per day until share sale proceeds for the partnership total $32,000, subject in all cases, to available Rule 144 volume in respect of the Sellers. When proceeds exceed this threshold sales for the partnership will cease.

*    Share amounts and limit prices listed shall be increased or decreased to reflect stock splits should they occur

SP Focus Partners LP (f/k/a Alerian Focus	Goldman, Sachs & Co.
Partners LP)
	By:	/s/ Neil Kearns
By: SP Focus Advisors IV, LLC (f/k/a		Name: Neil Kearns
Alerian Focus Advisors IV, LLC)		Title: Managing Director

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its managing member

Date: May 18, 2010

Acknowledged: PostRock Energy Corporation
By:	/s/ Stephen L. DeGiusti
	Name:	Stephen L. DeGiusti
	Title:	General Counsel and Secretary

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